                                                                     EXHIBIT 1.2

                             UNDERWRITING AGREEMENT
                                     (TERMS)
                             ----------------------

                                  $600,000,000

                        $350,000,000 5.25% Notes due 2008
                        $250,000,000 7.50% Notes due 2033

                             ----------------------

                                October 31, 2003

HCA Inc.
One Park Plaza
Nashville, Tennessee 37203

Dear Sirs/Madams:

         The underwriters set forth below (the "Underwriters"), for which Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as Managers (the "Managers"), understand that HCA Inc. (f/k/a HCA - The Healthcare Company, and previously Columbia/HCA Healthcare Corporation), a Delaware corporation (the "Company"), proposes to issue and sell $600,000,000 aggregate principal amount of its $350,000,000 5.25 % Notes due 2008 and $250,000,000 7.50% Notes due 2033 (the "Offered Securities"). The Offered Securities will be issued pursuant to the provisions of an Indenture dated as of December 16, 1993, as supplemented (the "Indenture"), between the Company and The Bank of New York, as successor trustee (the "Trustee").

         Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of the Offered Securities set forth below opposite their names.

                                               Principal Amount    Principal Amount
                                                of 5.25% Notes      of 7.50% Notes
                                                   due 2008            due 2033
                                               ----------------    ----------------
Deutsche Bank Securities Inc. ...........        $122,500,000        $ 87,500,000
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated ................        $122,500,000        $ 87,500,000
Banc of America Securities LLC ..........        $ 17,500,000        $ 12,500,000
Citigroup Global Markets Inc. ...........        $ 17,500,000        $ 12,500,000
Mizuho International plc ................        $ 17,500,000        $ 12,500,000
SunTrust Capital Markets, Inc. ..........        $ 17,500,000        $ 12,500,000
BNY Capital Markets, Inc. ...............        $  8,750,000        $  6,250,000
Daiwa Securities SMBC Europe Limited ....        $  8,750,000        $  6,250,000
Fleet Securities, Inc. ..................        $  8,750,000        $  6,250,000
Scotia Capital (USA) Inc. ...............        $  8,750,000        $  6,250,000
                                                 ------------        ------------
Total ...................................        $350,000,000        $250,000,000
                                                 ============        ============

         The Underwriters will pay for the Offered Securities upon delivery thereof at the offices of Deutsche Bank Securities Inc. or through the facilities of The Depository Trust Company at 10:00 a.m. (New York time) on November 6, 2003 (the "Closing Date").

         The Offered Securities shall have the terms set forth in the Prospectus dated October 16, 2003, and the Prospectus Supplement dated October 31, 2003, including the following:

         Public Offering Prices:            99.709% of principal amount for the 2008 notes
                                            99.858% of principal amount for the 2033 notes

         Purchase Prices:                   99.109% of principal amount for the 2008 notes
                                            98.983% of principal amount for the 2033 notes

         Underwriters' Discounts:           0.600% for the 2008 notes
                                            0.875% for the 2033 notes

         Maturity Dates:                    November 6, 2008
                                            November 6, 2033

         Interest Rates:                    5.25% for the 2008 notes
                                            7.50% for the 2033 notes

         Interest Payment Dates:            November 6 and May 6 of each  year, commencing
                                            May 6, 2004. Interest accrues from November 6,
                                            2003.

         Redemption Provisions:             The Company may, at its option, redeem the Offered
                                            Securities at any time and from time to time at the
                                            price described in the Prospectus Supplement.

         Current Ratings:                   Standard & Poor's Ratings Service--BBB-
                                            Moody's Investors Service, Inc.-- Ba1

         All provisions contained in the document entitled Underwriting Agreement Standard Provisions (Debt Securities), dated as of September 18, 2002, a copy of which is attached hereto, are incorporated by reference in their entirety herein and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement, and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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

         Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below.

                            Very truly yours,

                            Acting on behalf of themselves and the several Underwriters named herein:


                            By: Deutsche Bank Securities Inc.



                            By:    /s/ Marc Fratepietro    /s/ Nigel Cree
                                   -----------------------------------------
                            Name:  Marc Fratepietro        Nigel Cree
                                   -----------------------------------------
                            Title: Vice President          Managing Director
                                   -----------------------------------------


                            By: Merrill Lynch, Pierce, Fenner & Smith
                                            Incorporated



                                   By:    /s/ M. Toby King
                                          -------------------------------------
                                   Name:  M. Toby King
                                          -------------------------------------
                                   Title: Vice President
                                          -------------------------------------


Accepted:


HCA Inc.



By:    /s/ Keith M. Giger
       --------------------------------------------
Name:  Keith M. Giger
       --------------------------------------------
Title: Vice President Finance
       --------------------------------------------


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